UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

PISMO COAST VILLAGE INC.
(Exact name of registrant as specified in its charter)

California	0-8463	95-2990441
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 South Dolliver Street
 Pismo Beach, California, United States 93449
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (805) 773-5649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Company has entered into an employment agreement with Erik Mund ("Employment Agreement") whereby Mr. Mund accepted the position of General Manager of the resort effective November 10, 2025.

Mr. Mund has over 25 years of expertise in the hospitality industry and previously served as General Manager of Kon Tiki Inn in Pismo Beach, TownePlace Suites by Marriott in San Luis Obispo and Pismo Lighthouse Suites.

The Employment Agreement dated October 23, 2025, which was contingent on completing background checks that were completed on November 10, 2025, provides that Mr. Mund will be paid a base salary of $160,000 annually, and an incentive bonus at the direction and convenience of the Company's Board of Directors based on year-end fiscal performance each year.

A copy of the accepted Offer Letter (which constitutes the Employment Agreement) relating to this Item 5.02 Form 8-K is furnished as Exhibit 10.2. to this Current Report, and a copy of a letter to shareholders containing additional background and qualifications is attached hereto as Exhibit 10.3.

ITEM 9.01 EXHIBITS

Exhibit	Description
10.2	Offer Letter Relating to this Item 5.02 Form 8-K
10.3	Letter Setting forth his Background and Qualifications
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PISMO COAST VILLAGE, INC.

Date:November 12, 2025

/s/  REBECCA MOORE

Rebecca Moore

Vice President - Secretary